SOFTWARE PUBLISHING CORPORATION

                                 1989 STOCK PLAN
                      (as amended through December 27, 1996)


     1. Purposes of the Plan. The purposes of this 1989 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     It is intended that these purposes will be effected through the granting of
(a) stock options,  (b) incentive stock rights, (c) stock  appreciation  rights,
(d) stock purchase rights and (e) long-term performance awards. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

     2 Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d) "Committee" shall mean a Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

     (e) "Common Stock" shall mean, prior to 12:00 noon on December 27, 1996, the Common Stock, $.001 par value, of Software Publishing Corporation and, commencing at 12:00 noon on December 27, 1996 and thereafter, the Common Stock, $.001 par value, of Allegro New Media, Inc.

     (f) "Company" shall mean, prior to 12:00 noon on December 17, 1996, Software Publishing Corporation, a Delaware corporation, and, commencing at 12:00 noon on December 27, 1996 and thereafter, Allegro New Media, Inc., a Delaware Corporation, or any successor corporation.

     (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that for so long as the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act, the term Consultant shall not include Directors.

     (h) "Continuous Status as an Employee, Consultant or Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.


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     (i) "Director" shall mean a member of the Board.

     (j) "Disinterested Person" shall mean a "disinterested person" as defined in Rule 16b-3 (or any comparable successor rule) promulgated under the Exchange Act and as interpreted by the Securities and Exchange Commission.

     (k) "Employee" shall mean any person, including Officers and Directors, employed for at least twenty (20) hours per week by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Incentive Stock Option" shall mean an Option intended to qualify as and designated as an incentive stock option within the meaning of Section 422A of the Code.

     (n) "Incentive Stock Right" shall mean an award granted pursuant to Section 20 of the Plan that is valued in whole or in part on the achievement of the Company or individual performance factors or criteria as the Administrator may deem appropriate.

     (o) "Inside Director" shall mean a Director who is an Employee.

     (p) "Insider" shall mean an Officer, Director or other person whose transactions in the Common Stock are subject to Section 16(b) of the Exchange Act.

     (q) "Long-Term  Performance  Award" shall mean an award granted pursuant to
Section 23 of the Plan that is valued in whole or in part based on the achievement of the Company or individual performance factors or criteria as the Administrator may deem appropriate.

     (r) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

     (s) "Officer" shall mean an officer of the Company within the meaning of the rules and regulations promulgated under Section 16 of the Exchange Act.

     (t) "Option" shall mean a stock option granted pursuant to the Plan.

     (u) "Optioned Stock" shall mean the Common Stock subject to an Option.


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     (v) "Optionee" shall mean an Employee,  Consultant or Director who receives an Option.

     (w) "Outside Director" shall mean a Director who is not an Employee.

     (x) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (y) "Plan" shall mean this 1989 Stock Plan, as hereinafter amended from time to time.

     (z) "Restricted Stock" shall mean shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 22 of the Plan.

     (aa)  "Right"  shall  mean  and  include  Incentive  Stock  Rights,   Stock
Appreciation Rights and Stock Purchase Rights granted pursuant to the Plan.

     (bb)  "Stock  Appreciation  Right"  shall  mean an award made  pursuant  to
Section 21 of the Plan.

     (cc) "Stock Purchase Right" shall mean the right to purchase Common Stock pursuant to Section 22 of the Plan.

     (dd) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

     (ee) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     In addition, the term "Pool," the terms "First Option," "1985/1987 Plan Option," "1985 Option Plan," "1987 Option Plan," "Subsequent Option," "Subsequent 1985/1987 Plan Option" and "Disinterested Committee," the term "Just Cause," the term "Performance Period," the term "Tax Date," and the terms "Change of Control," "Potential Change of Control," "Change of Control Price" and "60-Day Period" shall have the meanings set forth in Sections 3, 4(a), 9(b), 10, 23(a) and 24 of the Plan, respectively.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned, sold or awarded under the Plan is, prior to 12:00 noon on December 27, 1996, 1,000,000 Shares of Common Stock and, commencing at 12:00 noon on December 27, 1996 and thereafter, 268,050 shares of Common Stock. Of such Shares, the maximum aggregate number which may be subject to Options granted to Outside Directors is, prior to 12:00 noon on December 27, 1996, 125,000 Shares and, commencing at 12:00 noon on December 27, 1996 and thereafter, 33,506 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Right should expire or become unexercisable for any reason without having been exercised in full, or if any portion of an Option should be surrendered unexercised upon the exercise of a Stock Appreciation Right pursuant to Section 21(a)(i) hereof, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grants of Options or other awards under the Plan. In addition, if any Shares of Restricted Stock or Shares that are subject to any Incentive Stock Right, Stock Purchase Right or Long-Term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to a participant in the form of Common Stock, then in each such case such Shares shall be returned to the Plan and shall be available for future grants of Options or other awards under the Plan.

     4. Administration of the Plan.

     (a) Composition of Administrator.

     (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3"), and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws, Delaware corporate law and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

     (ii) Administration With Respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and (II) in such a manner as to satisfy the Applicable Laws.

     (iii) Administration With Respect to Outside Directors. With respect to grants of Options to Outside Directors of the Company, the Plan shall be administered strictly in accordance with the provisions of Section 4(b).

     (iv) Administration With Respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

     (v) General.  Once a Committee  has been  appointed  pursuant to subsection
(ii) or (iv) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

     (b) Automatic Grant Formula.

     (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

     (ii) Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the "First Option") upon the later to occur of (x) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (y) the date on which a person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy; provided, however, that no such First Option shall be granted to any Outside Director if such Outside Director has been or is automatically granted an Option to purchase 15,000 Shares (a "1985/1987 Plan Option") during the same fiscal year of the Company pursuant to Section 4(a)(ii)(C)(II)(aa) of the Company's 1985 Incentive Stock Option Plan (the "1985 Option Plan") or Section 4(b)(ii) of the Company's 1987 Stock Option Plan (the "1987 Option Plan").

     (iii) After an Outside Director has been granted the First Option or a 1985/1987 Plan Option (as the case may be), such Outside Director shall thereafter be automatically granted an Option to purchase 15,000 Shares (a "Subsequent Option") on the first day of each fiscal year of the Company occurring after the grant date of such Outside Director's First Option or 1985/1987 Plan Option (as the case may be); provided, however, that if any Outside Director has been or is automatically granted an Option to purchase Shares (a "Subsequent 1985/1987 Plan Option") on an automatic grant date pursuant to Section 4(a)(ii)(C)(II)(bb) of the 1985 Option Plan or Section 4(b)(iii) of the 1987 Option Plan, then on such automatic grant date such Outside Director shall be granted a Subsequent Option hereunder to purchase that number of Shares determined by subtracting the number of Shares covered by the Subsequent 1985 Plan Option from 15,000.

     (iv) Notwithstanding the provisions of subparagraphs (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options to Outside Directors plus Shares previously purchased upon exercise of Options by Outside Directors to exceed the Pool (as defined in Section 3 hereof), then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant to Outside Directors by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant to Outside Directors through action of the stockholders to increase the number of Shares which may be granted to Outside Directors or through cancellation or expiration of Options previously granted to Outside Directors hereunder.

     (v) The terms of an Option granted to an Outside Director shall be as follows:

     (A) the term of the Option shall be seven (7) years.

     (B) the Option shall be exercisable only while the Director remains a Director of the Company, except as set forth in Sections 9(c) and 9(d) hereof.

     (C) the exercise price per Share shall comply with Section 8(a) hereof, but shall in no event be less than 100% of the fair market value per Share on the date of grant of the Option.

     (D) the Option shall be exercisable cumulatively to the extent of 1/8 (12.5%) of the Shares subject to the Option at the end of each six-month period which has expired after the commencement of vesting date of the Option. Such date is determined by the Administrator and stated in each Optionee's agreement.

     (vi)  Effective at 12:00 noon on December 27, 1996,  the provisions of this
Section 4(b) shall terminate and no further grants shall be made hereunder.

     (c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such a Committee, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options, Incentive Stock Rights, Stock Appreciation Rights, Stock Purchase Rights or Long-Term Performance Awards; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price or value per Share of Options or Rights to be granted, which price or value shall be determined in accordance with Section 8(a), 21(a)(i), 21(b)(i) or 22(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options, Rights or Long-Term Performance Awards shall be granted and the number of Shares to be represented by or the dollar value of each Option, Right or Long-Term Performance Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option, Right or Long-Term Performance Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, Right or Long-Term Performance Award; (viii) to accelerate or defer (with the consent of the Holder) the exercise date of any Option, Right or Long-Term Performance Award consistent with the provisions of
Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Right or Long-Term Performance Award previously granted by the Administrator; (x) to approve forms of agreement for use under the Plan; (xi) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings or any deferred amount during any deferral period); (xii) to reduce the exercise price of any Option to the then current fair market value of the Common Stock if the fair market value of the Shares covered by such Option shall have declined since the date the Option was granted; and (xiii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (d) Effect of Administrator Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all participants and any other holders of any Options, Rights or Long-Term Performance Awards granted under the Plan.

     5. Eligibility.

     (a) Nonstatutory Stock Options, Incentive Stock Rights, Stock Appreciation Rights, Restricted Stock Rights and Long-Term Performance Awards may be granted only to Employees, Consultants and Directors. Options intended to qualify as Incentive Stock Options may be granted only to Employees. An Employee,

Consultant or Director who has been granted an Option, Right or Long-Term Performance Award may, if he is otherwise eligible, be granted one or more additional Options, Rights or Long-Term Performance Awards.

     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

     (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (d) The Plan shall not confer upon any participant any right with respect to continuation of his employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     (e) Notwithstanding the foregoing, the number of Shares subject to an Option granted to an Outside Director and the terms thereof shall be subject to the limitations set forth in Section 4(b) hereof.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of October 16, 1989 or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. At the time an Option is granted, the Administrator shall specify the period within which the Option may be exercised, provided that the term of each Incentive Stock Option shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement.

     8. Exercise Price and Consideration.

     (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

     (vi) In the case of an Incentive Stock Option

     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

     (vii) In the case of a Nonstatutory Stock Option

     (A) granted to a person who at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

     (B) granted to an Outside Director, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

     (C) granted to any person, the per Share exercise price shall be no less than 50% of the fair market value per Share on the date of grant.

     (viii) Notwithstanding the foregoing, in the event that the fair market value of the Shares covered by any Option shall have declined since the date such Option was granted, the Administrator shall have the authority, in its sole discretion, to reduce the per Shares exercise price of such Option to the then current fair market value per share.

     (b) Fair Market Value. The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in the Wall Street Journal.

     (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant of the Option) and may consist entirely of:

     (i) cash;

     (ii) check;

     (iii) promissory note;

     (ix) other Shares of Common Stock which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; for purposes of this subparagraph (ix), shares acquired pursuant to any stock option, stock purchase, stock bonus or other employee benefit plan of the Company shall be deemed to have been acquired from the Company;

     (x) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised;

     (xi) delivery of a properly executed exercise notice together with irrevocable written instructions to the Company to sell the Shares as to which the Option is being exercised and to retain all or a portion of the proceeds to pay the exercise price;

     (xii) if the Optionee is an Insider, delivery of an irrevocable subscription agreement for the Shares as to which the Option is being exercised which obligates the Optionee to take and pay for such Shares within one (1) year of the date of delivery of such subscription agreement;

     (xiii) any combination of such methods of payment; or

     (xiv) such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 152 and 153 of the Delaware General Corporation Law.

     In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 143 of the Delaware General Corporation Law).

     9. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 18 hereof is obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock
Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

     Notwithstanding the provisions of the foregoing paragraph, subject to the consent of the Administrator, an Option having a per Share exercise price which is below the fair market value per Share on the date of exercise may be exercised by delivery to the Company in accordance with the terms of the Option of a written notice of such exercise and written instructions to the Company to sell the Shares with respect to which the Option is exercised and to retain all or a portion of the proceeds of such sale in full payment for such Shares.

     In the event that an Option is exercised in the manner described in the preceding paragraph, no stock certificate shall be issued to evidence the Shares with respect to which the Option is exercised. In the event that an Option is exercised using the "net exercise" method described in Section 8(c)(V), no stock certificate shall be issued to evidence the Shares retained by the Company to pay the exercise price for the Shares as to which the Option is exercised.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, Consultant or Director. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. Options granted to Outside Directors shall terminate immediately upon cessation of service as a Director.

     Notwithstanding the foregoing, if the Administrator determines that an Optionee has been terminated from his employment or consulting relationship with the Company for Just Cause (as defined below), all unexercised portions of any Option held by such Optionee shall expire as of the date of such termination and such Optionee shall thereafter have no rights under the Plan or any Option granted to him thereunder with respect to any unexercised portion of any such Option, whether or not vested. For purposes of this Section 9(b), "Just Cause" means that the termination of the employment or consulting relationship of an Employee or Consultant has taken place as a result of (i) an act or acts of dishonesty taken by such Employee or Consultant and intended to result in substantial gain or personal enrichment of the Employee or Consultant at the expense of the Company, (ii) persistent failure to perform the duties and obligations of such Employee's or Consultant's employment or consulting relationship which are demonstrably willful and deliberate on the Employee's or Consultant's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of such Employee or Consultant of a felony.

     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

     (i) during the term of the Option who is at the time of his death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Director six (6) months after the date of death; or

     (ii) if an Employee or Consultant, within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     (e) Leaves of Absence. In the event a leave of absence of thirty days or fewer is taken by an Optionee, vesting on any Options held by such Optionee will continue as if the Optionee had remained at work with the Company during such period. In the event of a leave of absence of more than thirty days is taken by an Optionee, vesting on any Options held by such Optionee shall cease as of the thirty-first day of such leave of absence and shall recommence at the time of such Optionee's return to work at the Company, unless specifically provided otherwise in the Option Agreement or by the Administrator in its discretion.

     (f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and the stock option agreements relating to such options shall contain such additional conditions or restrictions as may be required to be contained in such agreements to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     10. Stock Withholding to Satisfy Withholding Tax Obligation. When a participant incurs tax liability in connection with the exercise of an Option, or the receipt of shares pursuant to an Incentive Stock Right or a Long-Term Performance Award, which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by making an election to have the Company withhold from the shares of Common Stock or other securities of the Company to be issued that number of shares having a fair market value equal to the amount required to be withheld or to tender to the Company at the time of exercise of the Option or the receipt of shares pursuant to the Incentive Stock Right or the Long-Term Performance Award that number of other shares of Common Stock or other securities of the Company owned the participant having such fair market value. The fair market value of the Shares so withheld or tendered shall be the closing price of the Common Stock on the NASDAQ National Market System or a stock exchange on the date that the amount of tax to be withheld is to be determined (the "Tax Date"), as reported in the Wall Street Journal.

     All elections by participants to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Company and shall be subject to the following limitations:

     (i) the election must be made on or prior to the applicable Tax Date;

     (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

     (iii) all elections shall be subject to the consent or disapproval of the Board or its Committee at any time;

     (iv) if the participant is an Insider, the election may not be made within six (6) months of the date of grant of the Option, Incentive Stock Right or Long-Term Performance Award; provided, however, that this limitation shall not apply in the event of death or disability of the participant occurring prior to the expiration of the six-month period; and

     (v) if the participant is an Insider, the election must be made either (A) six (6) months prior the Tax Date (as determined in accordance with Section 83 of the Code) or (B) in any 10-day period beginning on the third business day following the date of release by the Company for publication of quarterly or annual summary statements of the Company's sales and earnings.

     In the event the election to have Shares withheld is made by a participant who is an Insider and the Tax Date is deferred until six (6) months after exercise of the Option or receipt of shares pursuant to an Incentive Stock Right or a Long-Term Performance Award because no election is filed under Section 83(b) of the Code, the participant shall receive the full number of Shares with respect to which the Option is exercised or the full number of Shares to be issued under the Incentive Stock Right or the Long-Term Performance Award, but such participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     11. Non-Transferability of Options, Rights and Awards. Options, Rights and Long-Term Performance Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the recipient, only by the recipient or a transferee permitted by this Section 11.

     12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, Right or Long-Term Performance Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Rights or Long-Term Performance Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right or upon the occurrence of any of the other events specified in Section 3 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, Right or Long-Term Performance Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Right or Long-Term Performance Award.

     In the event of the proposed dissolution or liquidation of the Company, each outstanding Option, Right or Long-Term Performance Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option, Right or Long-Term Performance Award shall terminate as of a date fixed by the Administrator and give each recipient the right to exercise his Option or Right as to all or any part of the Shares covered thereby, including Shares as to which the Option or Right would not otherwise be exercisable.

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option, Right or Long-Term Performance Award shall be assumed or an equivalent option or award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option, Right or Long-Term Performance Award or to substitute an equivalent option or award, in which case the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all of the Shares covered thereby, including Shares as to which the Option or Right would not otherwise be exercisable. The Option, Right or Long-Term Performance Award shall be deemed to be assumed if, following the sale of assets or merger, the Option, Right or Long-Term Performance Award confers the right to purchase, or receive for each Share subject to the Option, Right or Long-Term Performance immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common stock held on the effective date of transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the holder of the Option, Right or Long-Term Performance Award, provide for the consideration to be received upon exercise of the Option, Right or Long-Term Performance Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sole of assets or merger. If the Administrator makes an Option or Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the recipient that the Option or Right shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13. Time of Granting Options, Rights and Awards. The date of grant of an Option, Right or Long-Term Performance Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Right or Long-Term Performance Award; provided, however, that the date of grant of automatic grants of Options to Outside Directors shall be the date determined in accordance with Section 4(b)(ii) or (iii) hereof. Written notice of the determination shall be given to each Employee or Consultant to whom an Option, Right or Long-Term Performance Award is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 18 of the Plan:

     (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan;

     (ii) any change in the designation of the class of persons eligible to be granted Options, Rights or Long-Term Performance Awards; or

     (iii) if the  Company  has a class of equity  securities  registered  under
Section 12 of the Exchange Act at the time of such revision or amendment, any revision or amendment that would constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options, Rights or Long-Term Performance Awards already granted and such Options, Rights or Long-Term Performance Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the recipient and the Administrator, which agreement must be in writing and signed by the recipient and the Company.

     15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to an award under the Plan or the exercise of an Option or Right unless such award or the exercise of such Option or Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the receipt of an award under the Plan or exercise of an Option or Right, the Company may require the person receiving such award or exercising such Option or Right to represent and warrant at the time of any such receipt or exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Option, Right and Award Agreements. Options, Rights and Long-Term Performance Awards shall be evidenced by written option, right or award agreements in such form as the Administrator shall approve.

     18. Stockholder Approval.

     (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company in accordance with applicable state law within twelve (12) months before or after the date the Plan is adopted.

     (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 18(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

     (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

     (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

     19. Information to Recipients of Options, Rights and Long-Term Performance Awards. The Company shall provide to each recipient of an Option, Right or Long-Term Performance Award, during the period for which such recipient has one or more Options, Rights or Long-Term Performance Awards outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options, Rights and Long-Term Performance Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     20. Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and of the purchase of Shares upon exercise of Options by, Officers and Directors shall comply with the applicable provisions of Rule 16b-3 with respect to discretionary plans to the extent that such provisions are required to be contained in the Plan or the stock option agreements. This Plan shall be deemed to contain, and the stock option agreements relating to such Options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions (if any) as may be required by Rule 16b-3 (as it applies to discretionary plans) to be contained in the Plan or such agreements in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     21. Incentive Stock Rights.

     (a) Procedure. The Administrator, in its discretion, may grant to eligible participants Incentive Stock Rights composed of incentive stock units. Incentive Stock Rights shall be evidenced by Incentive Stock Right agreements in such form and not inconsistent with the Plan as the Administrator shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (i) Incentive Stock Units. An Incentive Stock Right agreement shall specify the number of incentive stock units to which it pertains. Each incentive stock unit shall be equivalent to one Share of Common Stock, and shall entitle the holder to receive, without payment of cash to the Company, one Share of Common Stock or, in the discretion of the Administrator, the cash equivalent of one Share of Common Stock, in consideration for services performed for the Company or for its benefit by the person receiving the Right subject to the lapse of the incentive periods (as defined in subparagraph (ii) hereof). An incentive stock unit that becomes payable may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator.

     (ii) Incentive Period. The holder of Incentive Stock Rights shall be entitled to receive Shares of Common Stock only after the lapse of such incentive periods, and in such manner, as shall be fixed by the Administrator at the time of grant of Incentive Stock Rights. (Such period or periods so fixed is or are herein referred to as the "incentive period.") To the extent the holder of Incentive Stock Rights receives Shares of Common Stock on the lapse of the incentive period, an equivalent number of incentive stock units subject to such Rights shall be deemed to have been discharged.

     (iii) Termination of Status as an Employee or Consultant by Reason of Death or Disability. In the event that any person to whom Incentive Stock Rights have been issued under the Plan terminates his Continuous Status as an Employee or Consultant (as the case may be) due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code), each incentive period established pursuant to Section 21(a)(ii) shall lapse on the date of such termination as to the number of full incentive stock units determined by multiplying the total number of incentive stock units applicable to such incentive period by a fraction, the numerator of which shall be the number of full calendar months between the date of grant of the Incentive Stock Right and the date of such termination and the denominator of which shall be the number of full calendar months between the date of grant of the Incentive Stock Rights and the date such incentive period for such units would, but for such termination, have lapsed. Units for which the incentive period does not lapse pursuant to the foregoing sentence shall terminate on the termination date of the holder's employment or consulting relationship (as the case may be).

     (iv) Termination of Status as an Employee or Consultant for any Other Reason. In the event that any person to whom Incentive Stock Rights have been issued under the Plan terminates his Continuous Status as an Employee or Consultant (as the case may be) for any reason (including dismissal by the Company with or without cause), other than death or total and permanent disability, such Incentive Stock Rights as to which the incentive period has not lapsed shall terminate on the termination date of the holder's employment or consulting relationship (as the case may be).

     (v) Leaves of Absence. In the event of any leave of absence taken by any person to whom Incentive Stock Rights have been issued, the Administrator may make such provision respecting continuance of the Incentive Stock Right during the leave of absence as it may deem appropriate.

     (vi) Issuance of Shares. With respect to Incentive Stock Rights payable in Common Stock, upon the lapse of an incentive period, the Company shall, without transfer or issue tax to the person entitled to receive the Shares, deliver to such person a certificate or certificates for a number of Shares equal to the number of incentive stock units as to which an incentive period has lapsed.

     (b) Dividend Equivalents. The holder of an Incentive Stock Right shall be entitled to receive from the Company cash payments at the same time and in the same amounts that a holder of record of the number of Shares of Common Stock equal to the number of incentive stock units covered by such Right would be entitled to receive as dividends on such Common Stock. Such right to cash payment on an incentive stock unit shall apply to all dividends the record date for which occurs at any time during the period commencing on the date the Incentive Stock Right is granted and ending on the date that the holder of such Right becomes a stockholder of record with respect to such incentive stock unit as a result of the lapse of an incentive period or the date the Incentive Stock Right otherwise terminates, whichever occurs first.

     22. Stock Appreciation Rights.

     (a) Grants With Options. At the sole discretion of the Administrator, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to Stock Appreciation Rights that are granted in connection with Options:

     (i) The Stock Appreciation Right shall entitle the Optionee to exercise the rights by surrendering to the Company unexercised a portion of the underlying Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option (as determined in accordance with subparagraph (e) hereof) over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an Stock Appreciation Right; provided, however, that such limit shall not restrict the exercisability of the underlying Option.

     (ii) When a Stock Appreciation Right is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable.

     (iii) A Stock Appreciation Right shall be exercisable only when and to the extent that the underlying Option is exercisable and shall expire no later than the date on which the underlying Option expires.

     (iv) A Stock Appreciation Right may only be exercised at a time when the fair market value of the Shares covered by the underlying Option (as determined in accordance with subparagraph (e) hereof) exceeds the exercise price of the Shares covered by the underlying Option. Notwithstanding the foregoing, neither a Stock Appreciation Right nor any related Option shall be exercisable within the first six (6) months of their respective terms; provided, however, that this limitation shall not apply in the event that death or disability of the Optionee occurs prior to the expiration of the six-month period.

     (v) In the event that a Stock Appreciation Right is granted that relates to an Incentive Stock Option, such Right shall contain such additional or different terms as may be necessary under applicable regulations to preserve treatment of the Incentive Stock Option under Section 422A of the Code.

     (b) Grants Without Options. At the sole discretion of the Administrator, Stock Appreciation Rights may be granted without related Options. The following provisions apply to Stock Appreciation Rights that are not granted in connection with Options:

     (i) The Stock Appreciation Right shall entitle the holder, by exercising the Stock Appreciation Right, to receive from the Company an amount equal to the excess of (x) the fair market value of the Shares covered by the exercised portion of the Stock Appreciation Right, as of the date of such exercise (as determined in accordance with subparagraph (e) hereof), over (y) the fair market value of the Shares covered by the exercised portion of the Stock Appreciation Right, as of the date on which the Stock Appreciation Right was granted (as determined in accordance with subparagraph (e) hereof); provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right.

     (ii) Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the holder's Stock Appreciation Right agreement. Notwithstanding the foregoing, a Stock Appreciation Right shall not be exercisable within the first six (6) months of its term; provided, however, that this limitation shall not apply in the event that death or disability of the holder occurs prior to the expiration of the six-month period.

     (c) Form of Payment. The Company's obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their fair market value as of the date of exercise (as determined in accordance with subparagraph (e) hereof).

     (d) Compliance With Section 16(b). Insiders may only exercise a Stock Appreciation Right during the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. This condition shall be deemed to be satisfied if the selected financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.

     (e) Fair Market Value. For purposes of this Section 22, the fair market value of Shares shall be the closing price of the Common Stock on the NASDAQ National Market System or a stock exchange on the date of exercise or the date of grant (as the case may be) of the Stock Appreciation Right, as reported in the Wall Street Journal.

     23. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares of Common Stock that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the fair market value of the Shares as of the date of the offer) and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date of the Administrator's determination to grant the Stock Purchase Right. For purposes of this Section 23(a), the fair market value of Shares shall be the closing price of the Common Stock on the NASDAQ National Market System or a stock exchange on the date of offer of the Stock Purchase Right, as reported in the Wall Street Journal. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     24. Long-Term Performance Awards.

     (a) Administration. Long-Term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Administrator shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance objectives to be used in the valuation of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary or individual performance factors or criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

     At the beginning of each Performance Period, the Administrator shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

     (b) Adjustment of Awards. The Administrator may adjust the performance goals and measurements applicable to the Long-Term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

     (c) Termination. Subject to Section 25 of the Plan and unless otherwise provided in the applicable Long-Term Performance Award agreement, if a participant terminates his Continuous Status as an Employee or Consultant during a Performance Period because of death or disability, such participant shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable Performance Period:

     (i) based, to the extent relevant under the terms of the award, upon the participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

     (ii) prorated for the portion of the Performance Period during which the participant was employed by the Company,

all as determined by the Administrator. The Administrator may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Administrator deems appropriate.

     Subject to Section 25 of the Plan and except as otherwise provided in the applicable Long-Term Performance Award agreement, if a participant terminates his Continuous Status as an Employee or Consultant during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Administrator shall otherwise determine.

     (d) Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator. Payment shall be made in the form of cash or whole Shares of Common Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in annual installments, all as the Administrator shall determine. If and to the extent a Long-Term Performance Award is payable in Common Stock and the full amount thereof is not paid in Common Stock, then the shares of Common Stock representing the portion of the value of the Long-Term Performance Award not paid in Common Stock shall again become available for award under the Plan.

     25. Change of Control.

     (a) Impact of Event. In the event of a "Change of Control" as defined in paragraph (e) below, any or all or none of (i), (ii), (iii) or (iv) of the acceleration and valuation provisions that follow shall apply, as the Board, in its discretion, shall determine prior to such Change of Control. Neither the Board nor any person shall have any discretion with respect to the application of (v):

     (i) Any Options and Stock Appreciation Rights outstanding as of the date of such Change in Control is determined to have occurred that are not yet exercisable and vested on such date, shall become fully exercisable and vested.

     (ii) The restrictions and deferral limitations applicable to any outstanding Incentive Stock Rights, Stock Purchase Rights and Long-Term Performance Awards, in each case to the extent not already vested, shall lapse and such Rights and awards shall become fully vested.

     (iii) Any outstanding Long-Term Performance Awards shall become fully vested and shall be paid out on a pro rata basis, based on the target values of each award and the number of months completed in the Performance Period, compared to the total number of months.

     (iv) To the extent that they are exercisable and vested, all outstanding Options, Incentive Stock Rights, Stock Appreciation Rights and Long-Term Performance Awards, unless otherwise determined by the Board at or after grant, shall be terminated in exchange for a cash payment at the Change of Control Price, reduced by the exercise price applicable to such Options, Incentive Stock Rights, Stock Appreciation Rights and Long-Term Performance Awards. These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option, Incentive Stock Rights, Stock Appreciation Right or Long-Term Performance Award by bequest or inheritance.

     (v) In the case of Options granted to Outside Directors pursuant to Section 4(b), the provisions of (a)(i) and (a)(ii) of this section shall apply to such Option.

     (b) Definition of "Change of Control". For purposes of this Section 25, a "Change of Control" means the happening of any of the following:

     (i) When any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

     (ii) The occurrence of a transaction requiring stockholder approval, or involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

     (c) Change of Control Price. For purposes of this Section 25, the "Change of Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a share of the Common Stock as reported by the NASDAQ National Market System, as reported in the Wall Street Journal (or, in the event the Common Stock is listed on a stock exchange, the highest closing price on such exchange as reported in the Wall Street Journal or such other source of composite quotations as the Board deems reliable), at any time within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change of Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

     26. Participation by Foreign Nationals and Others. In order to fulfill the purposes of this Plan and without amending the Plan, the Administrator may modify grants to participants who are foreign nationals or who reside or are employed outside the United States to recognize differences in local law, tax policy or custom.

     27. Limitation on Options Granted to Employees. The following limitations shall apply to grants of Options to Employees:

     (i) In any fiscal year of the Company, no Employee shall be granted, prior to 12:00 noon on December 27, 1996, Options to purchase more than 250,000 Shares and, commencing at 12:00 noon on December 27, 1996 and thereafter, Options to purchase more than 67,012 Shares.

     (ii) In connection with his or her initial employment prior to 12:00 noon on December 27, 1996, an Employee may be granted Options to purchase up to an additional 250,000 Shares and, in connection with such employment commencing at 12:00 noon on December 27, 1996 and thereafter, Options to purchase up to an additional 67,012 Shares, which Options shall not count against the limit set forth in Section 27(i) above.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12 hereof.

     (iv) If an Option is cancelled (other than in connection with a transaction described in Section 12 hereof), the cancelled Option will be counted against the limit set forth in this Section 27. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.